U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2007

NEOMEDIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21743	36-3680347
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite 600, Fort Myers, Florida		33901
(Address of Principal Executive Offices)		(Zip Code)

(239) - 337-3434
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Disposition of Material Portion of Ownership in 12Snap AG

On February 28, 2006, NeoMedia Technologies, Inc. (“NeoMedia”) acquired all of the outstanding shares of 12Snap AG (“12Snap”) of Munich, Germany, in exchange for $2,500,000 cash and $19,500,000 common stock, represented by 49,294,581 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 9, 2006. Pursuant to the terms of the sale and purchase agreement, in the event that NeoMedia’s stock price at the time the consideration shares became saleable (either upon effectiveness of a registration statement containing the shares, or under Rule 144) was less than $0.3956, NeoMedia was obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956. On February 22, 2007, the shares became eligible for resale under Rule 144. The actual calculated purchase price obligation to NeoMedia based on the volume weighted average closing price of NeoMedia stock for the ten days up to and including February 22, 2007 was $16,233,000 (the “Purchase Price Guarantee Obligation”). NeoMedia accrued this amount as of December 31, 2006.

On April 4, 2007, NeoMedia reached entered into a material definitive agreement (the “Agreement”) with Bernd M. Michael (the “Buyer”), a private investor and former shareholder of 12Snap prior to NeoMedia’s acquisition of 12Snap, pursuant to which the Buyer purchased from NeoMedia 90% of the shares of 12Snap, subject to the following material terms and conditions:

•	$1,100,000 was paid in cash at closing, and $500,000 was placed into an escrow account for 90 days to secure warranty claims;

•	The Buyer waived his portion of the Purchase Price Guarantee Obligation in the amount of $880,000;

•	The Buyer returned to NeoMedia 2,525,818 NeoMedia shares previously issued to Buyer;

•	12Snap management waived their portion of the Purchase Price Guarantee Obligation in the amount of $880,000;

•	12Snap management returned to NeoMedia 5,225,039 shares of NeoMedia common stock previously issued to 12Snap management;

•
NeoMedia will retain a 10% ownership in 12Snap, subject to an option agreement pursuant to which NeoMedia has the right to sell and Buyer has the right to acquire the remaining 10% stake held by NeoMedia for a purchase price of $750,000 after December 31, 2007;

•
12Snap and NeoMedia will execute a cooperation agreement pursuant to which 12snap will remain NeoMedia preferred partner and enjoy most favored prices, and 12snap will perform certain research and development functions for NeoMedia; and

The Agreement is attached hereto as exhibit 10.1. On December 7, 2006, NeoMedia issued a press release with respect to the Agreement, attached hereto as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Pro Forma Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

Current Transaction

Acquisition and Disposition of Mobot, Inc.

On April 4, 2007, NeoMedia reached entered into the Agreement with the Buyer, pursuant to which the Buyer purchased from NeoMedia 90% of the shares of 12Snap, subject to the following material terms and conditions:

•	$1,100,000 was paid in cash at closing, and $500,000 was placed into an escrow account for 90 days to secure warranty claims;

•	The Buyer waived his portion of the Purchase Price Guarantee Obligation in the amount of $880,000;

•	The Buyer returned to NeoMedia 2,525,818 NeoMedia shares previously issued to Buyer;

•	12Snap management waived their portion of the Purchase Price Guarantee Obligation in the amount of $880,000;

•	12Snap management returned to NeoMedia 2,525,818 shares of NeoMedia common stock previously issued to 12Snap management;

•
NeoMedia will retain a 10% ownership in 12Snap, subject to an option agreement pursuant to which NeoMedia has the right to sell and Buyer has the right to acquire the remaining 10% stake held by NeoMedia for a purchase price of $750,000 after December 31, 2007;

•
12Snap and NeoMedia will execute a cooperation agreement pursuant to which 12snap will remain NeoMedia preferred partner and enjoy most favored prices, and 12snap will perform certain research and development functions for NeoMedia; and

Other Material Acquisitions Since Last Fiscal Year-end

Acquisition and Disposition of Mobot, Inc.

On February 17, 2006, NeoMedia acquired all of the outstanding shares of Mobot, Inc. (“Mobot”) of Lexington, Massachusetts, in exchange for $3,500,000 cash and 16,931,493 shares of NeoMedia common stock, plus forgiveness of notes payable totaling $1,500,000 due from Mobot to NeoMedia. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock that were issued as stock consideration was calculated using a share price of $0.3839, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement between NeoMedia and Mobot also contained a provision that, in the event that NeoMedia’s stock price at the time the consideration shares become saleable is less than $0.3839, NeoMedia would be obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. Assuming a stock price at the time the shares become saleable of $0.058, which was the last sale price on December 1, 2006, NeoMedia would have had a cash liability of $5.5 million resulting from this clause (the “Mobot Purchase Price Guarantee Obligation”).

On December 6, 2006, NeoMedia and FMS Group, Inc. (“FMS”), a group consisting of former shareholders of Mobot, completed a transaction pursuant to which NeoMedia divested of a material portion of its ownership interest in Mobot. The material terms of the transaction are as follows:

•	NeoMedia transferred 100% of its ownership interest in Mobot to FMS, and in return received 18% ownership in FMS, which will operate the Mobot business;

•	All obligations under the original merger agreement, including the Mobot Purchase Price Guarantee Obligation, were terminated;
•	NeoMedia paid $67,000 cash to FMS at closing, and $200,000 during December 2006;
•
NeoMedia received 16,931 preference shares in FMS that can be redeemed to reacquire the 16,931,493 original consideration shares originally issued by NeoMedia to acquire Mobot. Each preference share can be redeemed for 1,000 shares of the NeoMedia common stock at NeoMedia’s discretion within 15 months of the closing of this transaction. After 15 months, the preference shares can be redeemed upon a liquidation event of FMS, for either 1,000 shares of NeoMedia common stock each, or for the current cash equivalent of the shares, at FMS’ discretion;

•
NeoMedia and FMS entered into a license agreement, pursuant to which NeoMedia received a license to use the Mobot image recognition service for barcode-related applications. The license is exclusive in the Americas, Europe and Australia, restricted in Japan, Korea, and Singapore, and non-exclusive in other areas of the world. The exclusivity is subject to NeoMedia meeting certain minimum transaction volume requirements or making minimum cash payments; and

•
NeoMedia entered into a mutual release with each of the former Mobot shareholders in which the parties released each other from the terms of the original Mobot merger agreement, and the former Mobot shareholders consented to the release of the pending legal action against NeoMedia.

Acquisition and Disposition of Sponge Ltd.

On February 20, 2006, NeoMedia acquired all of the outstanding shares of Sponge Limited (“Sponge”) of London in exchange for (i) approximately $6 million cash, (ii) 33,097,135 shares of NeoMedia common stock with a fair market value at the time of acquisition of approximately $13.1 million, and (iii) approximately $4.4 million contingent consideration in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earned in excess of approximately $2.3 million in net profits. Pursuant to the terms of the original merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.384, which was the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The merger agreement stipulated that, in the event that NeoMedia’s stock price at the time the consideration shares became saleable was less than $0.384, NeoMedia would have been obligated to compensate Sponge shareholders in cash for the difference between the price at the time the shares became saleable and $0.384 (the “Sponge Purchase Price Guarantee Obligation”).

On November 14, 2006, NeoMedia and Sponge signed a definitive share purchase and settlement agreement, pursuant to which NeoMedia divested of a material portion of its ownership interest in Sponge. The material terms of the Agreement are as follows:

-	NeoMedia returned 92.5% of its ownership interest in Sponge, retaining 7.5% ownership of Sponge;
-	NeoMedia relinquished its Board of Directors positions at Sponge
-	The 33,097,135 shares of NeoMedia common stock that were issued as consideration to acquire Sponge were returned to NeoMedia and retired;
-	All obligations under the original merger agreement, including the Sponge Purchase Price Guarantee Obligation, were terminated; and
-	Sponge returned $100,000 cash (before attorney fees) to NeoMedia at closing and is obligated to return an additional $150,000 cash to NeoMedia on March 7, 2007.

Acquisition of Gavitec AG

On February 17, 2006, NeoMedia and Gavitec AG (“Gavitec”) of Wuerselen, Germany, signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006. On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective. In the event that NeoMedia’s stock price at the time the consideration shares are saleable is less than $0.389, NeoMedia is obligated to compensate Gavitec shareholders in cash for the difference between the price at the time the shares become saleable and $0.389.

Acquisition of BSD Software, Inc.

On March 21, 2006, NeoMedia acquired all of the outstanding common shares of BSD Software, Inc. (“BSD”) of Calgary, Canada. Pursuant to the terms of the merger, BSD was merged with and into NeoMedia Telecom Services, Inc., a wholly-owned subsidiary of NeoMedia. The separate corporate existence of BSD ceased as of the effective time of the merger, and NeoMedia Telecom Services, Inc. continues as the surviving corporation. In exchange for all of the outstanding shares of BSD, NeoMedia issued 7,123,698 shares of its common stock, valued at $0.3467, which is the volume-weighted average closing price of NeoMedia stock for the five days prior to the effective time of the merger. Each BSD shareholder received approximately 0.2019 share of NeoMedia common stock for each share of BSD common stock held.

Historical Financial Statements

Audited financials statements for 12Snap were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Audited financials statements for Sponge were included in amendment no. 2 to form 8-K filed with SEC on June 21, 2006. Audited financials statements for Gavitec were included in amendment no. 1 to form 8-K filed with SEC on May 8, 2006. Audited financials statements for BSD were included in amendment no. 1 to form 8-K filed with SEC on June 2, 2006. Pursuant to a Form 8-K filed by NeoMedia on April 6, 2007, due to an overstatement of net sales and cost of goods sold by NeoMedia with respect to the BSD business, NeoMedia intends to file an amended Form 8-K with restated financial results BSD as soon as practicable.

The historical balance sheets of Gavitec, 12Snap and BSD as of December 31, 2006 are included in NeoMedia’s consolidated balance sheet as of December 31, 2006 as reported on form 10-K. Since Sponge and Mobot were sold prior to December 31, 2006, the historical balance sheets of these entities are not included in NeoMedia’s consolidated balance sheet as of December 31, 2006.

The results of operations of Gavitec, 12 Snap and BSD are included from the respective acquisition date of each company through December 31, 2006 in NeoMedia’s consolidated results of operations for the year ended December 31, 2006 as reported on form 10-K. Results of operations of Mobot and Sponge are included from the respective acquisition date of each company through the respective sale date of each company in NeoMedia’s consolidated results of operations for the year ended December 31, 2006 as reported on form 10-K, under the caption, “Loss from discontinued operations.” 12Snap balance sheet as of December 31, 2006, and 12Snap, Mobot, Sponge, Gavitec, and BSD statements of operations for the year ended December 31, 2006 are shown in this filing for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2006 gives effect to the acquisitions of Gavitec and BSD as if they had occurred as of January 1, 2006, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of each entity for the year ended December 31, 2006. The acquisition and disposition of 12Snap, Sponge and Mobot are assumed to have occurred on January 1, 2006, such that the net effect of the acquisition and disposition of each entity on the pro forma consolidated results of operations for the year ended December 31, 2006 is zero. 12Snap, Sponge and Mobot operations for the year ended December 31, 2006 are shown separately in the pro forma statement of operations for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 gives effect to the acquisitions of Gavitec and BSD as if they had occurred as of December 31, 2006. The acquisition and disposition of 12Snap, Sponge and Mobot are also assumed to have occurred on December 31, 2006, such that the net effect of the acquisition and disposition of 12Snap, Sponge Mobot on the pro forma condensed combined balance sheet as of December 31, 2006 is zero.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, Mobot, Sponge, Gavitec, 12Snap, and BSD without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, Mobot, Sponge, Gavitec, 12Snap, and BSD believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia’s financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia’s financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-K for the year ended December 31, 2006, with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006), with the separate historical financial statements and footnotes of Sponge for the years ended September 30, 2005 and 2004 (included in Form 8-K/A filed with the SEC on June 21, 2006), with the separate historical financial statements and footnotes of Gavitec for the years ended December 31, 2005 and 2004 (in Form 8-K/A filed with the SEC on May 8, 2006), with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 8, 2006), and with the separate historical financial statements and footnotes of BSD for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on June 2, 2006).

2. Preliminary Price Allocation

A final determination of the allocation of the sale of the assets and liabilities of 12Snap has not been made. The allocation reflected in the unaudited pro forma combined financial statements is based on management’s best judgment and estimate of the accounting treatment of the transaction, and should be considered preliminary. The final allocation could differ materially from the pro forma allocation included herein.

3. Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the pro forma weighted average number of shares of NeoMedia's common stock as if the shares issued to acquire Mobot, Gavitec, 12Snap, and BSD had been issued at the beginning of the period shown. Shares issued and returned to NeoMedia in connection with the Sponge and 12Snap transactions are assumed to have been issued and retired at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Condensed Combined Balance Sheet
December 31, 2006
(In thousands of US Dollars)

		Pro-forma Adjustments
	(A)	(B)	(C)
		12Snap
		Balance
		Sheet as	Other
		December 31,	Pro-forma		Pro-forma
ASSETS	NeoMedia*	2006	Adjustments		Consolidated
Current assets:		(unaudited)	(unaudited)		(unaudited)
Cash and cash equivalents	$3,606	$(721)	$1,100	(D)	$3,985
Trade accounts receivable, net	3,606	(1,842)	—		1,764
Other receivables	550	—	500	(D)	1,050
Inventories, net	80	—	—		80
Investment in marketable securities	57	—	—		57
Prepaid expenses and other current assets	521	(407)	—		114
Assets held for sale	3,072	—	—		3,072
Total current assets	11,492	(2,970)	1,600		10,122

Leasehold improvements and property and equipment, net	439	(200)	—		239
Goodwill	7,882	—	—		7,882
Customer contracts, net	1,416	(333)	—		1,083
Proprietary software, net	8,110	(3,876)	—		4,234
Brand name, net	1,467	(1,467)	—		0
Copyrighted materials, net	192	(42)	—		150
Patents and other intangible assets, net	2,839	(97)	—		2,742
Cash surrender value of life insurance policy	863	—	—		863
Other long-term assets	3,425	—	371	(E)	3,796

Total assets	$38,125	$(8,985)	$1,971		$31,111

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,936	$(640)	—		$4,296
Liabilities held for sale	407	—	—		407
Taxes payable	1,042	—	—		1,042
Accrued expenses	4,406	(384)	—		4,022
Deferred revenues and customer prepayments	2,563	(4,097)	—		(1,534)
Notes payable	2,196	—	—		2,196
Accrued purchase price guarantee	21,427	—	(1,760)	(F)	19,667
Derivative financial instruments	25,819	—	—		25,819
Deferred tax liability	706	—	—		706
Debentures payable	7,500	—	—		7,500
Series C Convertible preferred stock	21,657	—	—		21,657
Total liabilities	92,659	(5,121)	(1,760)		85,778

Shareholders’ deficit:
Common stock (H)	6,376	—	78	(G)	6,454
Additional paid-in capital	100,541	—	333	(G)	100,874
Accumulated deficit	(159,962)	(3,864)	3,320		(160,506)
Accumulated other comprehensive loss	(710)	—	—		(710)
Treasury stock	(779)	—	—		(779)
Total shareholders’ deficit	(54,534)	(3,864)	3,731		(54,667)
Total liabilities and shareholders’ deficit	$38,125	$(8,985)	$1,971		$31,111

* - Derived from audited financial statements for the year ended December 31, 2006

Pro-forma Adjustments
(A) -	Represents NeoMedia historical consolidated balance sheet as of December 31, 2006.
(B) -	Represents 12Snap historical balance sheet as of December 31, 2006.
(C) -	Pro forma adjustments to record estimated fair value of assets received in sale of 12Snap.
(D) -	Adjustment to reflect $1,100,000 cash received at closing, plus $500,000 placed into escrow for 90 days.
(E) -	Adjustment to reflect estimated fair value of NeoMedia's 10% ownership in 12Snap, calculated as 10% of the fair value of other consideration received.
(F) -	Adjustment to reflect waiver of accrued purchase price guarantee amounts by Buyer and 12Snap management.
(G) -
Adjustment to record retirement of 7,750,857 shares returned to NeoMedia from Buyer and 12Snap management at closing and retired. The value of the shares is calculated using a NeoMedia share price of $0.053, which was the closing price on December 31, 2006, the pro forma transaction date.

(H) -
Common stock, $0.01 par value, consists of 5,000,000,000 shares authorized. On a historical basis, there were 639,233,173 shares issued and 637,591,747 shares outstanding as of December 31, 2006. On a pro forma basis, there were 631,482,316 shares issued and 629,840,890 shares outstanding as of December 31, 2006.

NeoMedia Technologies, Inc.
Unaudited Pro-forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2006
(In thousands of US Dollars, except per share data)

		(A)	(B)	(B)	(C)
					Pro		Pro
		BSD			Forma		Forma
	Neo-	and	Acquisition	Disposition	Adjust-		Consol-
	Media*	Gavitec	12Snap	12Snap	ments		idated
		(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Net sales	$10,309	$441	$10,443	$(10,443)	$(7,333)		$3,417

Cost of sales	3,863	(22)	4,092	(4,092)	(1,954)		1,887

Gross profit	6,446	463	6,351	(6,351)	(5,379)		1,530

Selling, general and administrative expenses	22,364	514	7,940	(7,940)	(5,162)		17,716
Research and development costs	3,522	62	1,261	(1,261)	(1,071)		2,513
Impairment charge	18,706	—	—	—	(18,706)		—

Income (loss) from operations	(38,146)	(113)	(2,850)	2,850	19,560		(18,699)
Loss on extinguishment of debt, net	(1,879)	55	—	—	—		(1,824)
Other income (loss)	(2,434)	—	—	—	—		(2,434)
Write off of deferred equity financing costs	(13,256)	—	—	—	—		(13,256)
Change in fair value from revaluation of warrants and embedded conversion features	13,645	—	—	—	—		13,645
Interest income (expense), net	(10,182)	28	(101)	101	(44)		(10,198)

Income before provision for income taxes	(52,252)	(30)	(2,951)	2,951	19,516		(32,766)
Provision for income taxes	—	—	—	—	—		—
Income (loss) from continuing operations	$(52,252)	$(30)	$(2,951)	$2,951	$19,516		$(32,766)

Loss per shares from continuing operations -- basic and diluted	$(0.09)						$(0.05)

Weighted average number of common shares-basic and diluted	613,560,070				38,710,835	(D)	652,270,905

* - Derived from audited financial statements for the year ended December 31, 2006

Pro-forma Adjustments

(A) -
Results of Gavitec and BSD were included in NeoMedia's historical consolidated results for the year ended December 31, 2006 as follows: Gavitec (February 24 - December 31), 12Snap (March 1 - December 31) and BSD (March 22 - December 31). This columns reflects the results of operations of each acquired entity for the period from January 1, 2006 through the acquisition date of each entity. It is important to note that results of operations of subsidiaries Mobot and Sponge are not shown for pro forma purposes. Since each entity was acquired and disposed of during the year ended December 31, 2006, the net effect for pro forma purposes on the results of operations is zero. The results from Mobot and Sponge have therefore been eliminated of repurposes of this pro forma statement of operations.

(B) -
For pro forma purposes, acquisition and disposition of 12Snap are assumed to have occurred on January 1, 2006, so there is no net effect on the pro forma consolidated statement of operations from these transactions. 12Snap results are shown separately for presentation purposes only.

(C) -
Adjustment to remove results of operations for 12Snap included in NeoMedia's results of operations for the period from February 23, 2006 (date of acquisition) through December 31, 2006. This column also includes adjustments to reflect amortization of acquired intangible assets for the period from January 1, 2006 through the acquisition dates of Gavitec and BSD. Additional pro forma amortization allocated to cost of sales and selling, general and administrative expenses would have been $100,000 and $65,000, respectively, for the year ended December 31, 2006 if the acquisitions of Gavitec and BSD had occurred on January 1, 2006.

(D) -
Adjustment to increase the number of shares included in NeoMedia's actual weighted average shares outstanding for the year ended December 31, 2006 to the weighted average number of shares that would have been outstanding for pro forma purposes if the acquisitions of all entities, and the dispositions of 12Snap, Mobot, and Sponge, had occurred on January 1, 2006. Acquisition and sale prices are calculated based on the stock price around January 1, 2006.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sale and Purchase Agreement between NeoMedia and Bernd M. Michael
10.2	Press release dated April 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007	NEOMEDIA TECHNOLOGIES, INC.

	By:	/s/ Charles W. Fritz
Name: Charles W. Fritz
Its: Acting Chief Executive Officer